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                                                              Exhibit 10.15
                                                              -------------




                               PURCHASE AGREEMENT



                                 by and between



                     CITIZENS TELECOM SERVICES COMPANY LLC,


                                   as Seller,


                                       and


                                 PEPSICO, INC.,

                                  as Purchaser


                           Premises:        5600 Headquarters Drive
                                            Plano, Texas




                           Date:            January 31, 2003



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

                               PURCHASE AGREEMENT
                               ------------------

     THIS PURCHASE AGREEMENT (this "Contract") is made and entered into as of this 31st day of January, 2003 (the "Effective Date") by and between CITIZENS TELECOM SERVICES COMPANY llc, a Delaware limited liability company ("Seller"), whose principal place of business is located at Three High Ridge Park, Stamford, Connecticut 06905 and PEPSICO, INC., a North Carolina corporation and/or its permitted successors, affiliates and assigns ("Purchaser"), whose principal place of business is located at 700 Anderson Hill Road, Purchase, New York 10577-1444.

                                    ARTICLE I

                                    PROPERTY
                                    --------

     Section 1.01. Property. Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions set forth herein, the following properties and assets:

          (a) That certain tract of real property located in Plano, Texas, more particularly described in Exhibit A attached hereto and made a part hereof for all purposes, together with (i) all and singular the rights and appurtenances pertaining to such real property, including all right, title and interest of Seller, if any, in and to any easements, adjacent streets, alleys and rights-of-way and all oil and mineral rights and reservations, and (ii) all of Seller's right, title and interest in any and all water, water rights or similar rights or privileges (including tap rights), if any, appurtenant to or used in connection with the ownership or operation of such real property (all of the foregoing being hereinafter collectively referred to as the "Real Property").

          (b) All improvements, structures and fixtures now constructed and completed with respect to and situated on the Real Property and owned by Seller, including without limitation that certain building and related facilities (containing approximately 254,653 rentable square feet/285,000 gross square feet (without any representation or warranty as to such square footage)) located at 5600 Headquarters Drive, Plano, Texas, together with all of Seller's right, title and interest in all parking areas, loading dock facilities, landscaping and other improvements, structures and fixtures owned by Seller located on the Real Property (all of the foregoing being hereinafter collectively referred to as the "Improvements").

          (c) All of Seller's interest in all leases covering all or any portion of the Real Property and/or the Improvements (collectively, the "Leases"), together with all security deposits, prepaid rents and similar items attributable to periods after Closing, any receivables attributable to periods after Closing for common area maintenance, taxes, insurance and/or other items, if any, due and payable under any lease for all or any portion of the Real Property and/or the Improvements, and to the extent assignable, all of Seller's right, title and interest in all parking agreements, all contract rights approved by Purchaser (including service contracts) and all other intangible rights which are appurtenant to the Real Property and/or the Improvements (all of the foregoing being hereinafter collectively referred to as the "Intangible Property").

          (d) All of Seller's right, title and interest, if any, in all plans and specifications, equipment, furniture, furnishings, machinery, heating, plumbing, ventilation and air conditioning systems and equipment, carpet, tile, floor coverings, security devices, sprinkler systems, office supplies, telephone exchange numbers, leasing files and records, tenant credit reports, PBX Systems, audio systems, keys, computers, servers, cables, modems, maintenance equipment and supplies and all other tangible personal property situated on the Real Property and used in connection therewith or with the Improvements along with Seller's interest as lessee in any rented or leased personal property, to the extent approved by Purchaser, including without limitation, all of the personal property listed on Exhibit G attached hereto and made a part hereof for all purposes (all of the foregoing being hereinafter collectively referred to as the "Personal Property").

All of the foregoing items purchased under this Contract are collectively referred to as the "Property".

                                   ARTICLE II

                                 PURCHASE PRICE
                                 --------------

     Section 2.01. Purchase Price. The purchase price (the "Purchase Price") is an amount equal to TWENTY-SIX MILLION FIVE HUNDRED THIRTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($26,532,500.00). The sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) (the "Cash Portion") will be paid by Purchaser to Seller at the Closing (as hereinafter defined) in cash or other immediately available wire transferred funds. The balance of the Purchase Price shall be evidenced by a promissory note (the "Note"). The Note shall be secured by a deed of trust (the "Deed of Trust"). In the event PepsiCo, Inc. assigns the Contract pursuant to Section 12.05 hereof, PepsiCo, Inc. shall execute and deliver at the Closing a guaranty (the "Guaranty"). The forms of the Note, the Deed of Trust and the Guaranty shall be as set forth in Exhibits H, I and J, respectively, attached hereto and made a part hereof for all purposes.

     Section 2.02. Earnest Money. Purchaser will, within two (2) business days after the Effective Date, deposit the amount of ONE HUNDRED fifty THOUSAND AND NO/100 DOLLARS ($150,000.00) as earnest money hereunder (the "Purchaser's Deposit"), with Republic Title of Texas, Inc. (the "Title Company"). As used herein, the term "Earnest Money Deposit" means the Purchaser's Deposit, together with all interest accrued from time to time thereon. The Purchaser's Deposit may, at the option of Purchaser, be in the form of cash, certified check, cashier's check or other immediately available funds. The Title Company must hold the Earnest Money Deposit in an interest-bearing account, with all interest being paid to Purchaser or Seller, as the case may be, in accordance with the terms of this Contract. At the Closing, the Earnest Money Deposit will be applied toward the Cash Portion of the Purchase Price, but otherwise the Earnest Money Deposit will be held by the Title Company, and returned to Purchaser, or delivered to Seller, in accordance with the terms of this Contract. In addition to the Earnest Money Deposit, Purchaser has, concurrently with its execution hereof, delivered to Seller a check in the amount of FIFTY AND NO/100 DOLLARS ($50.00) (the "Independent Contract Consideration"), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Contract. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Contract and is non-refundable in all events.

                                   ARTICLE III

                                  REVIEW ITEMS
                                  ------------

     Section 3.01. Survey. Seller shall deliver to Purchaser, within twenty (20) days following the Effective Date, a new or recertified survey of the Property (the "Survey") dated no earlier than thirty (30) days prior to the Effective Date. The Survey must comply with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" as adopted in 1992 (revised 1999) and meet the accuracy requirements of an Urban Survey, as defined therein, and include items 1-4, 6 (setbacks only), 7(a), 7(b)(1), and 8-10, 11(a) (visible evidence of utilities only), 12-14 and 16 of Table A thereof. The surveyor shall show all building set-back lines as shown on the recorded subdivision plats which define the boundaries of the Survey and all building set-back lines required under applicable zoning regulations. Further, the surveyor must certify to Seller, Purchaser and the Title Company, by the surveyor's placement and execution on the face of the Survey of a surveyor's certificate in the form attached hereto as Exhibit F and made a part hereof. If the legal description on the Survey differs from that attached hereto as Exhibit A, Seller agrees to execute a quitclaim deed to Purchaser transferring whatever right, interest and interest Seller might own in the legal description contained on the Survey.

     Section 3.02. Title Review Items. Seller shall deliver to Purchaser, within five (5) days following the Effective Date, a Texas form commitment for title insurance (the "Title Commitment"), issued by the Title Company which shall set forth the state of title to the Real Property and the Improvements and shall list all exceptions, including all liens, easements, claims, encumbrances, rights-of-way, covenants, encroachments, reservations, restrictions, and other conditions or matters affecting the Real Property which would appear in an owner's policy of title insurance if one were issued, together with legible copies of all items, matters, and documents referred to in the Title Commitment. The Title Commitment must contain the expressed commitment of the Title Company to issue the Owner Policy to Purchaser in the amount of the Purchase Price, insuring the title to the Real Property as is specified in the Title Commitment. All items set forth or disclosed in the Title Commitment and Survey not objected to by Purchaser prior to the end of the Review Period or which Seller does not agree to remove, in Seller's sole discretion, shall be referred to herein as "Permitted Exceptions". Seller shall not have any obligation to remove any items reflected by the Title Commitment or Survey except as provided in Section 4.04 hereof and those matters which Seller agrees in writing to cure in response to a letter from Purchaser delivered prior to the end of the Review Period specifying matters to be cured by Seller.

     Section 3.03. Other Review Items. Seller must, within five (5) business days following the Effective Date, deliver to Purchaser copies of the items shown on Schedule 3.03 to this Contract to the extent in Seller's possession and control.

     Section 3.04. Inspection/ Confidentiality. Purchaser has the right, at all reasonable times (after giving at least four (4) hours advance notice to Seller), to conduct on-site inspections of the Property and physical inspections and tests of the Property during the Review Period, including, without limitation, the right to enter and inspect all portions of the Property, to interview any service contractors and to inspect and audit all of Seller's books and records relating to the Property; provided, however, Purchaser agrees not to cause any damage to the Property. The parties agree that no invasive testing (other than test borings for environmental testings [provided, further, no borings shall be done within the Improvements or any paving improvements without Seller's prior consent], asbestos sampling or radon testing) may be conducted by Purchaser on the Property without the written consent of Seller, such consent not to be unreasonably withheld or delayed. Seller hereby directs the manager of the Property to cooperate with the reasonable requests of Purchaser. Seller's property manager or other designated Seller representative must be present during Purchaser's on-site inspections and service contractor interviews. Purchaser shall, at its sole cost and expense, repair any damage to the Property caused by Purchaser's inspection or testing thereof, and shall indemnify and hold harmless Seller from and against any and all claims, actions, suits, liens, damages, liabilities, losses and expenses, including, but not limited to, attorney fees, and damage to personal property or personal injury, to the extent directly attributable to any acts performed in exercising Purchaser's rights under this Article III. Purchaser further agrees to maintain the confidentiality of all matters disclosed therein or thereby, and not to disclose the same to any person, except (a) to potential investors; (b) to Purchaser's agents, attorneys, employees and contractors who are advising, consulting with or performing services for Purchaser in connection with its proposed acquisition of the Property; and (c) in response to a valid subpoena or court order. The provisions of this Section 3.04 shall survive the Closing and any termination of this Contract.

                                   ARTICLE IV

                                  REVIEW PERIOD
                                  -------------

     Section 4.01.  Review  Period.  Subject to extension as provided in Section
4.05 below, Purchaser has from the Effective Date until 5:00 p.m., Dallas, Texas time, on the forty-fifth (45th) day following the Effective Date, being March 17, 2003 (the "Review Period") to review and approve the due diligence items and to conduct such inspections, interviews, tests and audits as Purchaser, in its sole discretion, deems appropriate.

     Section 4.02. Purchaser's Notice. Purchaser shall have the right to terminate this Contract for any or no reason, in its sole and absolute discretion, prior to the expiration of the Review Period. If Purchaser fails to deliver Seller written notice (the "Waiver Notice") waiving this termination right on or before the end of the Review Period, this Contract shall be deemed automatically terminated. Purchaser's failure to deliver the Waiver Notice on or before the expiration of the Review Period shall be deemed Purchaser's election to terminate this Contract under this Section 4.02.

     Section 4.03. Termination. If Purchaser elects to terminate this Contract in its entirety in accordance with, and subject to the terms of this Article IV, the parties hereto shall thereupon be relieved of all liabilities and obligations hereunder, unless a provision provided for herein provides that such liability shall continue notwithstanding the termination of this Contract and such provision shall therefore survive such termination, and the Earnest Money Deposit must be refunded fully and promptly to Purchaser. Seller expressly acknowledges and agrees that, if Purchaser requests the Title Company on or before the expiration of the Review Period to return the Earnest Money Deposit as a result of Purchaser's election to terminate this Contract under Section
4.02 and/or Section 4.05, then the Title Company shall have no obligation to independently determine whether Purchaser has the right to receive the Earnest Money Deposit, and the Title Company may rely solely upon the written instructions set forth in any written notice delivered by Purchaser in connection with such election, without the joinder, approval or consent of Seller. Purchaser will promptly return to Seller any due diligence materials delivered by Seller. Purchaser will also furnish Seller, promptly following Purchaser's receipt, with the final reports issued by any third party consultants retained at Purchaser's request. Such reports will be delivered without representation, warranty or recourse against Purchaser.

     Section 4.04. Seller's Obligation to Remove Liens. Notwithstanding anything to the contrary in this Contract, Seller must remove at or prior to the Closing any mortgages, deeds of trust, notices of commencement, mechanics and materialman's liens created, suffered or incurred against the Property by Seller, and Seller's failure or refusal to remove same at or prior to Closing shall be a default under this Contract; provided, however, Seller shall not be in default under this Contract in the event Seller furnishes the Title Company with such bonds, indemnities or other assurances sufficient to cause the Title Company to issue the Owner Policy to Purchaser without exception to any such liens.

     Section 4.05. Environmental Audit. Purchaser has the right, at Purchaser's cost, to have a Phase I environmental study of the Property performed during the Review Period. In addition, in the event the Phase I environmental study conducted on behalf of Purchaser recommends that a Phase II environmental study be performed on the Property because of any conditions discovered or reflected in the Phase I environmental study, Purchaser shall have the right, at Purchaser's cost, to have a Phase II environmental study of the Property performed during the Review Period. Any intrusive testing is subject to Seller's approval, such approval not to be unreasonably withheld, delayed or conditioned so long as such invasive testing is not performed within the Improvements. In the event (i) the Phase I environmental study recommends that a Phase II environmental study be performed on the Real Property because of any conditions discovered or reflected in the Phase I environmental study, (ii) Purchaser elects, in Purchaser's sole discretion, to conduct such Phase II environmental investigation, and (iii) Purchaser sends Seller written notice of such election prior to the end of the original Review Period, then the Review Period will automatically be extended one (1) time by an additional thirty (30) days.

     Section 4.06. Service Contracts. Seller agrees that all service, maintenance, and management contracts (collectively, the "Service Contracts") must be terminated by Seller, at Seller's sole cost, on or before the Closing Date unless Purchaser otherwise elects, by written notice delivered to Seller at least thirty (30) days prior to Closing, to assume same. On or before the Closing Date, Seller shall provide Purchaser with written evidence of the termination of such Service Contracts which Purchaser does not elect to assume.

                                    ARTICLE V

                            GOOD AND MARKETABLE TITLE
                            -------------------------

     Section 5.01. Conveyance. At the Closing, Seller will convey fee simple title to the Real Property and the Improvements to Purchaser by the Deed (as hereinafter defined) and title to the Personal Property and the Intangible Property by the Bill of Sale (as hereinafter defined), free and clear of any and all deeds of trust, mortgages or other liens or indebtedness; subject, however, to the following (collectively, the "Permitted Exceptions"):

          (a) General real estate taxes for the year in which the Closing occurs and subsequent years not yet due and payable.

          (b) All easements, restrictions, rights-of-way, party wall agreements, encroachments, covenants, reservations, agreements, leases, tenancies, licenses, conditions and other matters affecting all or any portion of the Property to the extent defined as "Permitted Exceptions" under Section 3.02.

     Section 5.02. Owner Policy. At the Closing, Purchaser must be able to obtain a standard Texas form Owner Policy of Title Insurance (the "Owner Policy") issued by the Title Company in Purchaser's favor in the amount of the Purchase Price, insuring Purchaser's fee simple title to the Real Property and the Improvements in accordance with the provisions of Section 3.02 and subject only to the standard printed exceptions (as modified as hereinafter set forth) and the Permitted Exceptions. The Owner Policy must contain the following modifications: (i) the exception for taxes in the Owner Policy shall be limited to real estate taxes for the calendar year in which the Closing occurs and subsequent years to the extent not yet due and payable, and subsequent taxes and assessments by any taxing authority for prior years due to change of land usage or ownership (however, Purchaser shall have no liability for any rollback taxes); (ii) there shall be no exception for "visible and apparent easements" or words to that effect; and (iii) there shall be no exception for "rights of parties in possession".

                                   ARTICLE VI

                                    CLOSING
                                    -------

     Section 6.01. Closing. The purchase and sale of the Property (the "Closing") will be held through escrow at the offices of the Title Company and will occur, subject to satisfaction of all conditions precedent set forth in this Contract, at 11:00 a.m. Dallas, Texas time on the fifteenth (15th) day following the end of the Review Period, being April 1, 2003, or at such other time and place as the parties may agree.

     Section 6.02. Seller's Obligations. At the Closing, Seller shall execute and deliver to Purchaser, and/or cause the execution and delivery by all parties other than Purchaser of, the following with respect to the Property:

          (a) That certain special warranty deed (the "Deed") in the form attached hereto as Exhibit B and made a part hereof for all purposes.

          (b) That certain bill of sale and assignment ("Bill of Sale") in the form attached hereto as Exhibit C and made a part hereof for all purposes.

          (c) That certain affidavit (the "FIRPTA Affidavit") in the form attached hereto as Exhibit D and made a part hereof for all purposes.

          (d) To the extent not previously delivered to Purchaser and to the extent being assigned to Purchaser under this Contract, original counterparts (to the extent available - otherwise copies certified by Seller to be true and correct to Seller's knowledge) of all Leases, lease files (including all correspondence, applications and credit reports), currently effective letters of intent with prospective tenants, operating agreements, reciprocal easement agreements, options, warranties, guarantees, permits and other agreements related to the Property, including all modifications, supplements or amendments to each of the foregoing.

          (e) All keys to the Property in the possession of Seller.

          (f) To the extent necessary to permit the Title Company to remove any exception in the Owner Policy for mechanics' and materialmen's liens and general rights of parties in possession, an affidavit as to debts and liens and parties in possession executed by Seller, made to the Title Company and in a form reasonably acceptable to the Title Company, along with a GAP Affidavit and any other items reasonably required by the Title Company.

          (g) Seller's certification that all representations and warranties made by Seller under this Contract are true, complete and correct in all material respects as of the Closing Date (if accurate or, if not accurate, a description of the basis for such inaccuracy). Such certificate will survive for a period of one (1) year following the Closing Date.

          (h) Appropriate evidence of Seller's authority to consummate the transactions contemplated by this Contract as may be required by the Title Company or Purchaser.

          (i) Assignments of all warranties relating to the Property and all improvements thereon, including those relating to the construction of the building and all components thereof (to the extent same are assignable).

          (j) Such disclosure form, affidavits and other instruments as may be required (or which is otherwise customary) to be executed by a seller upon any transfer of real estate in the state in which the Property is located.

     Section 6.03. Purchaser's Obligations. At the Closing, Purchaser shall deliver the Cash Portion of the Purchase Price to Seller in cash or by wire transfer of immediately available funds, and shall execute and deliver to Seller the following with respect to the Property:

          (a) The Note.

          (b) The Deed of Trust.

          (c) The Bill of Sale.

          (d) Appropriate evidence of Purchaser's authority to consummate the transactions contemplated by this Contract as may be required by the Title Company or Seller, including a legal opinion from Purchaser's in-house or outside counsel to Seller regarding the authority to enter into the loan evidenced by the Note and execute all documents in connection therewith, including without limitation, the Note, the Deed of Trust and the Guaranty (if the Guaranty is executed).

          (e) Such disclosure forms, affidavits and other instruments as may be required (or which is otherwise customary) to be executed by buyers upon any transfer of real estate in the State in which the Property is located.

          (f) The Guaranty, if PepsiCo, Inc. has assigned the Contract pursuant to Section 12.05 hereof, and evidence of PepsiCo's authority to enter into the Guaranty.

     Section 6.04. Management Transition. From and after the date hereof, Seller will provide Purchaser with copies of all management reports concerning the Property and any reports which are in the nature of capital appropriations or describe capital expenditures on the Property, as and when received by Seller. Seller agrees that Purchaser may contact Seller and its property manager to obtain copies of and to discuss any such reports and to discuss the operation and maintenance of the Property. Seller shall allow Purchaser's management personnel and agents to work with Seller's property manager commencing no earlier than five (5) days prior to the Closing Date for the purpose of installing a computer at the Property, loading information onto Purchaser's computer network, determining the exact amount of unpaid and prepaid bills and otherwise preparing to take over management of the Improvements. Seller shall also reasonably cooperate with Purchaser following the Closing to effectuate the transition in operation and management of the Property.

     Section 6.05. Possession. Possession of the Property must be delivered by Seller to Purchaser at the Closing, subject only to the Permitted Exceptions.

     Section 6.06. Section 1031 Exchange. Either party ("exchanging party") may consummate the purchase of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to ss. 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to the exchanging party's obligations under this Contract; (b) the exchanging party shall effect the Exchange through an assignment of this Contract, or its rights under this Contract, to a qualified intermediary and the other party ("accommodating party") shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and
(c) the exchanging party shall pay any additional costs that would not otherwise have been incurred by the exchanging party or the accommodating party had the exchanging party not consummated its purchase through the Exchange. The accommodating party shall not by this agreement or acquiescence to the Exchange
(i) have its rights under this Contract  affected or diminished in any manner or
(ii) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with ss. 1031 of the Code.

                                   ARTICLE VII

                               CLOSING ADJUSTMENTS
                               -------------------

     Section 7.01. General Prorations.  The following will be apportioned at the
Closing:

          (a) Rents, if any, as and when collected (the term "rents" as used in this Contract including base rent, percentage rent, common area maintenance, parking, tax, insurance and other payments due and payable under the Leases for all or any portion of the Improvements, together with all taxes thereon) and all other income generated by all or any portion of the Property, including parking revenue. There will be no proration of rents accrued but not collected as of the Closing Date.

          (b) Taxes and other assessments (including personal property taxes on the Personal Property), for the current calendar year shall be prorated to the Closing Date, and thus Purchaser shall receive a credit against the Purchase Price at Closing equal to Seller's pro rata portion of such taxes and standby fees, and Purchaser shall assume the liability to pay such taxes (and Purchaser shall pay such taxes) on or before the delinquency date thereof. Special assessments certified by any municipal utility district or other taxing authority prior to the Closing Date, payable in installments, must be paid in their entirety by Seller at or before the Closing. If the tax rate or assessed valuation or both have not yet been fixed, the proration shall be based on the prior year's assessment after adjustment for any increase in value or tax rate reasonably expected by Purchaser's tax consultant; provided that the parties hereto agree that to the extent the actual taxes for the current year differ from the amount so apportioned at the Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive delivery of the Deed.

          (c) Payments under any Service Contracts which Purchaser approves in writing and agrees to assume at the Closing.

          (d) Gas, electricity and other utility charges, if any, to be apportioned on the basis of the last meter reading.

          (e) Other operating expenses of the Property actually paid by Seller and accepted by Purchaser with respect to the month in which the Closing occurs, to the extent not included in clause (a) above.

In making such apportionments, Purchaser will receive credit for all rents and other income paid with respect to the day of the Closing, and Purchaser will be charged for taxes and other expenses incurred with respect to the day of the Closing. All apportionments are to be subject to post-closing adjustments as necessary to reflect later relevant information not available at the Closing and to correct any errors made at the Closing with respect to such apportionments; provided, however, that such apportionments shall be deemed final and not subject to further post-closing adjustments if no such adjustments have been requested in writing after a period of sixty (60) days from such time as all necessary information is available to make a complete and accurate determination of such apportionments. All apportionments (regardless of whether all relevant information has been received or errors have been made) are final and not subject to further post-closing adjustment as of June 30 of the year following the year in which the Closing Date occurs.

     Section 7.02. Specific Prorations. Anything hereinabove contained to the contrary notwithstanding:

          (a) Seller shall retain and be entitled to receive any tax refunds issued after Closing to the extent applicable to the period prior to the Closing, but not otherwise. After Closing, Seller may not initiate nor demand Purchaser initiate or continue any litigation to collect such tax refunds.

          (b) As to gas, electricity and other utility charges, Seller may on written notice to Purchaser on or before the Closing Date elect to pay one or more of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereunto and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the delivery of the Deed; provided, however, that Seller will not take any action or fail to take any action which would result in the cessation or termination of utility service to the Property.

          (c) Seller and Purchaser agree that all rents received after the Closing after reasonable third party out-of-pocket costs of collection (excluding any management fees or leasing expenses), if any, incurred by Purchaser shall be applied first to current rentals, and then to delinquent rentals, if any, in the inverse order of their maturity, and Purchaser will promptly deliver to Seller any such delinquent rentals owed Seller and received following the Closing. Seller may not initiate (nor demand that Purchaser initiate) legal or other proceedings for collection of delinquent rentals against tenants or any other tenants in occupancy at the Closing. Seller will deliver to Purchaser, within five (5) business days following receipt, any rents received by Seller after the Closing and attributable to the period from and after the Closing.

          (d) At the Closing, Seller shall credit to the account of Purchaser against the Purchase Price (i) any security deposit (to the extent not properly applied against tenant delinquencies) reflected as being made under any leases executed with respect to the Property or otherwise actually collected by Seller, together with all interest, if any, which must be paid thereon to any tenant thereunder; and (ii) all prepaid rents and other charges paid in advance by any tenants of the Property and attributable to the period from and after the Closing. Any security deposits not in the form of cash (e.g., letters of credit) must be transferred and reissued in Purchaser's name and delivered to Purchaser at the Closing, at Seller's sole cost and, if not so reissued, Purchaser will receive a cash credit at Closing which will be repaid by Purchaser to Seller when the letters of credit are so reissued.

          (e) Any leasing commissions and tenant improvement allowances due under any Leases in effect as of the Effective Date shall be the sole obligation of Seller. Any such leasing commissions and tenant improvement allowances relating to leases executed between the Effective Date and the Closing Date shall be the sole obligation of Seller unless Purchaser approve such lease, in which event such expenses shall be the obligation of Purchaser.

     Section 7.03. Transaction Costs. Purchaser shall be responsible for (a) all attorneys' fees and expenses of Purchaser's counsel; (b) any inspection or other costs incurred by Purchaser as a result of Purchaser's due diligence investigations; (c) one-half of any escrow fees charged by the Title Company;
(d) the cost of any endorsements requested by Purchaser to the Owner Policy (including without limitation, the deletion of the "survey exception" (except for shortages in area)); and (e) the cost of a mortgagee title policy insuring Seller's lien under the Deed of Trust and any recording fees and expenses incurred with respect to the Deed of Trust. Seller shall be responsible for (i) all attorneys' fees and expenses of Seller's counsel; (ii) the cost of the Survey; (iii) the cost of the Owner Policy, except for any endorsements thereto requested by Purchaser; (iv) the cost to record the Deed and other conveyancing documents; and (v) one-half of any escrow fees charged by the Title Company. All other transaction costs actually incurred shall be apportioned in accordance with local custom for commercial sales in the Dallas/Ft. Worth metropolitan area and in the absence of any such custom, must be paid one-half by Seller and one-half by Purchaser.

     Section 7.04. Brokerage Commissions. Seller shall pay a commission to The Staubach Company and to Cushman & Wakefield of Texas, Inc. (collectively, the "Brokers"), in the amount of $685,000.00 shared equally between The Staubach Company and Cushman & Wakefield of Texas, Inc. Such commission shall only be owed if, as and when Closing actually occurs and not otherwise. In addition, when the Note is paid in full, Purchaser shall pay The Staubach Company an additional commission (the "Additional Commission") equal to $467,500.00 Except for Brokers, Seller and Purchaser acknowledge and agree that neither has dealt with any other real estate broker, agent or salesman, and any other fees or real estate commissions occasioned by the execution and/or consummation of this Contract shall be the sole responsibility of the party contracting therefor. Each such party agrees to indemnify, protect, defend and hold harmless the other party for the payment of the above-described commissions owed by the indemnifying party, and from any and all other fees or real estate commissions claimed by any brokers or agents claiming by, through or under the indemnifying party. By their signatures hereto, Brokers represent to Seller and Purchaser that (i) Brokers will look solely to Seller for payment of Brokers' commission (other than the Additional Commission) and solely to Purchaser for payment of the Additional Commission; and (ii) Brokers have not entered into any arrangement with any other party whereby such other party is entitled to any commission or finder's fee in connection with this transaction, and Brokers agree that should any claim be made for brokerage commissions or finder's fees by any other party by, through or on account of any acts of Brokers or their representatives, Brokers shall hold Purchaser and Seller free and harmless from and against any and all loss, cost, damage and expense in connection therewith. If the transaction envisioned hereby fails to close and fund for any or no reason, including without limitation either parties' default, neither party shall have any obligation for the payment to Brokers or any other person of any commission or similar type fee hereunder, or otherwise.

     Section 7.05. Survival. The terms of this Article shall survive the termination of this Contract and the Closing and delivery of the Deed for a period of one (1) year thereafter.

                                  ARTICLE VIII

                            TERMINATION AND REMEDIES
                            ------------------------

     Section 8.01. Purchaser's Default. If Purchaser fails to close for any reason, except Seller's default or the permitted termination of this Contract by Purchaser pursuant to Article IV or Seller as herein expressly provided, Seller shall be entitled, as Seller's sole and exclusive remedy, to terminate this Contract and to request the Title Company to deliver the Earnest Money Deposit, together with all accrued and unpaid interest thereon, to Seller. Seller and Purchaser acknowledge and agree that delivery of the Earnest Money Deposit shall be deemed liquidated damages for Purchaser's breach of this Contract, it being further agreed that the actual damages to Seller in the event of such breach are impractical to ascertain and the Earnest Money Deposit is a reasonable estimate thereof. Seller has no right to specifically enforce Purchaser's obligations under this Contract nor to seek or otherwise collect any actual, out-of-pocket, lost profit, punitive, consequential, treble, or other damages from or against Purchaser. In no event shall any officer, director, agent or employee of Purchaser or its partners be personally liable for any of Purchaser's obligations under this Contract or the documents to be delivered at the Closing. Purchaser's indemnity obligation under Section 3.04 will not be subject to this
Section 8.01 (except the previous sentence hereof).

     Section 8.02. Seller's Default. If any of Seller's warranties or representations are knowingly made in a materially false, misleading and inaccurate manner, or if Seller fails to close for any reason, except Purchaser's default or the permitted termination of this Contract by either Seller or Purchaser (other than under this Section 8.02) as herein expressly provided, Purchaser shall be entitled, as Purchaser's sole and exclusive remedies, to either (a) terminate this Contract upon written notice to Seller and to request the Title Company to return the Earnest Money Deposit, together with all accrued interest thereon, to Purchaser or (b) pursue an action to enforce specific performance of Seller's obligations under this Contract. If Seller's default is willful, Purchaser may as Purchaser's sole and exclusive remedies, either (i) enforce specific performance or (ii) terminate this Contract, receive the return of the Earnest Money Deposit, and collect its actual out-of-pocket expenses from Seller incurred in connection with this Contract. In no event shall any officer, director, agent or employee of Seller be personally liable for any of Seller's obligations under this Contract or the documents to be delivered at the Closing.

                                   ARTICLE IX

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------

     Section 9.01. Seller's Representations. Seller hereby represents and warrants to Purchaser, except as set forth in that certain schedule (the "Disclosure Schedule") attached hereto as Exhibit E and made a part hereof for all purposes, as follows:

          (a) Seller is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware. Seller has the full right and authority to enter into this Contract and consummate the sale, transfers and assignments contemplated by it herein and each of the persons signing this Contract and any other document or instrument contemplated hereby on behalf of Seller is authorized to do so. This Contract has been duly authorized, executed and delivered by Seller, and is and at the time of the Closing will be a legal, valid and binding obligation of Seller enforceable against Seller, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. All the documents executed by Seller which are to be delivered to Purchaser at the Closing are and at the time of Closing will be duly authorized, executed and delivered by Seller, and are and at the time of Closing will be legal, valid, and binding obligations of Seller enforceable against Seller, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

          (b) Seller has received no written notice of (and otherwise has no knowledge of) any plan or study by any governmental authority or agency which in any way will materially impair the continued use and operation of the Property as currently used and operated.

          (c) Seller has received no written notice of (and otherwise has no knowledge of) any current, proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such proceeding, which would affect the Property in any way whatsoever.

          (d) To the best of Seller's knowledge, Seller has no knowledge of, and Seller has received no written notice of, any violation of any federal, state, county, city or any other laws, ordinances, rules and regulations, including, but not limited to, those relating to environmental, zoning, land use and division, building, fire, health and safety matters, of any government or any agency, body or subdivision thereof bearing on the construction of the Improvements and on the operation, ownership or use of the Property (collectively, "Applicable Laws").

          (e) Seller has received no written notice of any pending litigation which does or would affect the Property or Seller's ability to fulfill all of its obligations under this Contract. To Seller's knowledge, there exist no writs, injunctions, decrees, orders or judgments outstanding, nor any lawsuits, claims, proceedings, citations, directives, summons or investigations, pending or threatened in writing, relating to the ownership, use, maintenance or operation of the Property by any person or entity. Except as set forth in the Disclosure Schedule, there are, to Seller's knowledge, no outstanding claims on Seller's insurance policies which claims relate to the Property.

          (f) The execution, delivery and performance of this Contract by Seller
     (i) does not and will not conflict with or result in a breach of or default under the organizational documents of Seller, (ii) to the knowledge of Seller, does not and will not conflict with or result in a breach of any condition or provision of, or constitute a default under, or result in the acceleration, creation or imposition of any lien, charge or encumbrance upon any of the Property by reason of the terms of any contract, mortgage, lien, agreement, indenture, instrument, decree or judgment to which the Seller is a party or which is binding upon Seller.

          (g) Seller has not entered into any and there are no leases relating to any portion of the Property; and no person (other than Seller) has any right of possession to the Property or any part thereof. There are no leasing commissions or tenant finish costs or allowances due under any Leases which would be payable by Purchaser after the Closing.

          (h) Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code ("Code")), and is not subject to the provisions of Sections 897(a) or 1445 of the Code related to the withholding of sales proceeds to foreign persons.

          (i) Seller has delivered to Purchaser complete copies of Service Contracts and, to Seller's knowledge, Seller has delivered or made available all other due diligence materials requested in writing by Purchaser which are in Seller's possession and to Seller's knowledge, Seller has not failed to make available, at a reasonably accessible central location, to Purchaser for inspection any books, records, reports, or engineering or other studies relevant to the construction, maintenance, leasing, or operation of the Property which are in Seller's possession.

          (j) "As Is", "Where Is". Except as otherwise set forth in this Contract or in the Deed and any other closing documents to be executed and delivered by Seller at Closing (and without limiting any representations and warranties set forth herein or therein), Seller makes no representation or warranty, express or implied or arising by operation of law with respect to any matter concerning the Property, including without limitation, the following: (i) title (other than the special warranty of title included in the Deed), (ii) habitability, merchantability or suitability or fitness of the Property for a particular purpose or use, (iii) the nature and condition of the Property, including without limitation, water, drainage and grading, soil and geology, zoning, utility availability or hook-up or easement rights, sewage facilities (including, without limitation, availability or nonavailability of appropriate water and sewer capacity) or other governmental rights or obligations, (iv) completeness or accuracy of permits, surveys or reports concerning the Property, (v) tax consequences,
     (vi) compliance of the Property with applicable environmental laws, rules and regulations (collectively, "Environmental Laws"), (vii) the existence of asbestos, oil, petroleum or chemical liquids or solids, liquid or gaseous products or hazardous substances as those terms and similar terms are defined or used in applicable Environmental Laws, (viii) the nature and extent of rights-of-way and licenses, or (ix) compliance with any law, ordinance or regulation of any governmental entity or body. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT PURCHASER HAS OR WILL HAVE, PRIOR TO THE END OF THE REVIEW PERIOD, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY AS DEEMED NECESSARY BY PURCHASER TO EVALUATE THE PURCHASE OF THE PROPERTY. PURCHASER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER IS RELYING AND WILL RELY SOLELY UPON THE INSPECTION, EXAMINATION, AND
     EVALUATION OF THE PROPERTY AND SELLER'S PROPERTY FILES BY PURCHASER AND THAT PURCHASER IS PURCHASING THE PROPERTY ON AN "AS IS," "WHERE IS" AND "WITH ALL FAULTS" BASIS, WITHOUT REPRESENTATIONS, WARRANTIES AND COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS CONTRACT OR ANY DOCUMENT EXECUTED BY SELLER PURSUANT TO THIS CONTRACT BEFORE OR AT THE CLOSING AND DELIVERED TO PURCHASER AT THE CLOSING. PURCHASER FURTHER AGREES THAT THE PURCHASE PRICE IS BASED IN PART UPON THE FACT THAT THE CONVEYANCE TO BE MADE BY SELLER IS WITHOUT WARRANTY OR REPRESENTATION OTHER THAN AS EXPRESSLY SET FORTH IN THIS CONTRACT OR ANY DOCUMENT EXECUTED AND DELIVERED BY SELLER AT THE CLOSING. The provisions of this Section 9.01(j) shall survive Closing.

     Section 9.02. Purchaser's Representations. Purchaser hereby represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

          (a) Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of North Carolina, and has all requisite power and authority to carry on its business as now conducted. Neither the execution and the delivery of this Contract by Purchaser nor Purchaser's performance of its obligations hereunder will result in a violation or breach of any term or provision or constitute a default or accelerate the performance required under any other agreement or document to which Purchaser is a party or otherwise bound and will not constitute a violation of any law, ruling, regulation or order to which Purchaser is subject. This Contract constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

          (b) Purchaser has the capacity and complete authority to enter into and perform this Contract, and no consent, approval or other action by any person or entity (other than the person signing this Contract on behalf of Purchaser and any approval to be obtained by Purchaser during the Review Period) will be needed thereafter to authorize Purchaser's execution and performance of this Contract.

     Section 9.03. Discovery. If either Seller or Purchaser discovers, prior to or at the Closing, that any representation or warranty of the other party is false, misleading or inaccurate in any material respect, the discovering party may, at its option, terminate this Contract and the parties hereto shall be relieved of all liabilities and obligations hereunder and (a) if Purchaser is the discovering party, Purchaser shall be entitled to the immediate return of the Earnest Money Deposit, together with all accrued interest thereon, and to pursue its remedies under Section 8.02 of this Contract; and (b) if Seller is the discovering party after the end of the Review Period, Seller shall be entitled to pursue its remedies under Section 8.01 of this Contract. If the discovering party elects to proceed to Closing such party cannot later bring a claim against the other as to such discovered matter, it being agreed that in such event, the discovering party shall have waived all claims related to the discovered matter. Notwithstanding anything in this Contract to the contrary, with respect to any claims made by Purchaser against Seller under this Contract for matters discovered after Closing, (i) the amount in controversy must exceed $10,000 in order for Purchaser to assert a claim against Seller and (ii) Purchaser shall be limited to Purchaser's actual damages incurred on account of Seller's breach, and Seller shall not be liable for any punitive or consequential damages. Representations and warranties under this Article IX shall fully survive the Closing for a period of one (1) year after Closing; however, Purchaser shall have two (2) years in which to bring an action against Seller for said breach of representation or warranty first discovered by Purchaser after Closing, provided that Purchaser shall have notified Seller within said one (1) year survival period of the breach of said representation or warranty

     Section 9.04. Operating Covenants. Seller agrees to maintain the Property prior to the Closing in a manner consistent with its current procedures, and shall not, without the prior written consent of Purchaser (not to be unreasonably withheld or delayed), do any of the following:

          (a) Enter into any contract that will not be fully performed by Seller on or before the Closing Date or that will not be susceptible of cancellation by Purchaser on or after the Closing Date upon thirty (30) days or less prior written notice, without cost or liability to Purchaser, or amend, modify or supplement any existing contract (other than leases which are subject to clause (b) below) or agreement in any material respect.

          (b) Enter into any lease of the Property without Purchaser's consent.

          (c) Fail to maintain its current insurance covering Seller's interest in the Property or advise Purchaser promptly of the occurrence of any fire or other casualty affecting the Property.

          (d) Sell, assign or create any right, title or interest whatsoever in or to the Property (including any so-called "back-up" contracts which are expressly prohibited) or create any lien thereon, other than liens or encumbrances noted in the Title Commitment, without promptly discharging same or otherwise complying with the terms of Section 4.04.

          (e) Intentionally take any action which would have the effect of violating any of the representations and warranties of Seller contained in this Contract.

     Section 9.05. Conditions Precedent. Purchaser is not obligated to perform under this Contract unless all of the following conditions precedent are satisfied as of the Closing Date (or waived in writing by Purchaser) and are otherwise true and correct in all material respects as of the Closing Date:

          (a) There has been no material adverse change in the matters reflected in the Title Commitment or the Survey (provided that any change in the matters reflected in the Title Commitment or the Survey is not caused by any action of Purchaser or its agents or representatives).

          (b) All of Seller's representations and warranties are true and correct in all material respects.

          (c) Seller has performed all of its covenants, agreements, and obligations under this Contract in all material respects and is otherwise not in default.

Notwithstanding the generality of the foregoing, Seller shall use reasonable efforts to satisfy all of the foregoing conditions precedent. If Seller is unable to satisfy all of the foregoing conditions precedent, Purchaser may, as Purchaser's sole and exclusive remedies, (i) waive one or more conditions precedent and proceed to the Closing or (ii) terminate this Contract by written notice to Seller and receive a refund of the Earnest Money Deposit. If Purchaser elects to close, Purchaser will be deemed to have waived any conditions actually known by Purchaser to be unsatisfied at the Closing.

                                    ARTICLE X

                                     NOTICES
                                     -------

     Section 10.01. Notices. Any notice, demand or other communication which may or is required to be given under this Contract must be in writing and must be:
(a) personally delivered; (b) transmitted by United States postage prepaid mail, registered or certified mail, return receipt requested; (c) transmitted by reputable overnight courier service, such as Federal Express; or (d) transmitted by legible facsimile (with answer back confirmation) to Purchaser and Seller as listed below. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) five (5) business days after the date of posting if transmitted by registered or certified mail, return receipt requested, (iii) the first (1st) business day after the date of deposit, if transmitted by reputable overnight courier service, or (iv) the date of transmission with confirmed answer back if transmitted by facsimile, whichever shall first occur. Any notice sent by facsimile shall also be sent by one of the other methods set forth above, but the effective date of such fax notice will remain as set forth in clause (iv) above. A notice or other communication not given as herein provided shall only be deemed given if and when such notice or communication and any specified copies are actually received in writing by the party and all other persons to whom they are required or permitted to be given. Purchaser and Seller may change its address for purposes hereof by notice given to the other parties in accordance with the provisions of this Section, but such notice shall not be deemed to have been duly given unless and until it is actually received by the other parties. Notices hereunder shall be directed as follows:

         If to Purchaser:   PepsiCo, Inc.
                            700 Anderson Hill Road
                            Purchase, New York 10577-1444
                            Attention:  Ken O'Gara
                            Telephone:  (914) 253-2063
                            Facsimile:  (914) 253-3545
                            E-mail:  ken.o'gara@pepsi.com

         With copies to:    Stutzman, Bromberg, Esserman & Plifka
                            A Professional Corporation
                            2323 Bryan Street, Suite 2200
                            Dallas, Texas  75201
                            Attention:  Michael J. Rowan
                            Telephone:  (214) 969-4900
                            Facsimile:  (214) 969-4999
                            E-mail:  rowan@sbep-law.com

         And:               Law Department
                            Frito-Lay, Inc.
                            7701 Legacy Drive
                            Plano, Texas 75024
                            Attention:  Kelly M. Tullier
                            Telephone:  (972) 334-3809
                            Facsimile:  (972) 334-3871
                            E-mail:  Kelly.Tullier@fritolay.com

         If to Seller:      Citizens Communications Company
                            Administrative Offices
                            Three High Ridge Park
                            Stamford, Connecticut 06905
                            Attention:  Russ Mitten, General Counsel
                            Telephone:  (203) 614-5047
                            Facsimile:  (203) 614-4651
                            E-mail:  rmitten@czn.com

         With a copy to:    Citizens Communications Company
                            Administrative Offices
                            Three High Ridge Park
                            Stamford, Connecticut 06905
                            Attn: Dean Jackson, VP of Business Support Services
                            Telephone:  (203) 614-5028
                            Facsimile:  (203) 614-6743
                            E-mail:  djackson@czn.com


         And:               Locke Liddell & Sapp LLP
                            2200 Ross Avenue, Suite 2200
                            Dallas, Texas  75201-6776
                            Attention:  Mark M. Sloan
                            Telephone:  (214) 740-8715
                            Facsimile:  (214) 740-8800
                            E-mail:  msloan@lockeliddell.com

Notwithstanding the foregoing, any notices delivered by one party to the other party under Article IV may be sent by facsimile and will be deemed given as of the date and time shown on the confirmation slip (or, if busy, delivery attempt slip) generated by the sender's facsimile machine. Purchaser's or Seller's counsel may deliver any notice required or otherwise permitted to be given by Purchaser or Seller hereunder with the same effect as if given directly by Purchaser or Seller.

                                   ARTICLE XI

                                  RISK OF LOSS
                                  ------------

     Section 11.01. Minor Damage. In the event of "minor" loss or damage [being defined for the purpose of this Contract as damage to the Property such that the Property could be repaired or restored, in the opinion of an architect mutually acceptable to Seller and Purchaser (with any fees, costs or expenses pertaining to such opinion to be borne equally by Purchaser and Seller), to a condition substantially identical to that of the Property immediately prior to the event of damage at a cost equal to or less than $250,000, or which is actually restored by Seller prior to the Closing Date to a condition substantially identical to that of the Property immediately prior to the event of damage], neither Seller nor Purchaser shall have the right to terminate this Contract as to the Property due to such damage but Seller shall assign to Purchaser at Closing all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the Property, and the Purchase Price shall be reduced by an amount equal to the deductible amount under such policies. Nothing contained in this Article XI shall operate to restrict in any way Purchaser's right to terminate this Contract pursuant to Article IV.

     Section 11.02. Major Damage. In the event of a "major" loss or damage (being defined as any loss or damage which is not "minor" as defined hereinabove), Purchaser shall have the option of terminating this Contract by written notice to Seller, in which event Seller and Purchaser shall thereupon be released from any and all liability hereunder. If Purchaser elects not to terminate this Contract, Purchaser and Seller shall proceed with the Closing, provided Seller shall assign all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty, rent loss or other insurance policies relating to the Property, and Purchaser shall receive a credit against the Purchase Price in an amount equal to the aggregate amount of any deductible(s) under the insurance policies assigned to Purchaser.

     Section 11.03.  Vendor and Purchaser  Risk.  Except as set forth in Section
11.01 and Section 11.02, Seller shall bear the full risk of loss until Closing. Upon the Closing, full risk of loss with respect to the Property shall pass to Purchaser.

     Section 11.04. Condemnation. If before the Closing any condemnation or eminent domain proceedings are threatened or initiated against all or any material portion of the Property and, in the reasonable opinion of Purchaser, such condemnation or eminent domain proceedings would materially interfere with the current use of the Property, then Purchaser may terminate this Contract upon written notice to Seller and Seller and Purchaser shall thereupon be released from any and all further liability hereunder. If Purchaser does not elect to terminate this Contract within ten (10) business days after receipt of written notice of the commencement of any such proceedings, or if, in the reasonable opinion of Purchaser, such condemnation or eminent domain proceedings would not materially interfere with Seller's current use of the Property, Seller shall assign to Purchaser at the Closing all rights and interest of Seller in and to any condemnation awards payable or to become payable on account of such condemnation or eminent domain proceedings.

                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

     Section 12.01. Entire Agreement; Confidentiality. This Contract constitutes the entire agreement between the parties hereto and supersedes any prior understanding, letter of intent or written or oral agreements between the parties concerning the Property. The terms, covenants and conditions of this Contract shall be kept confidential and no press release or other publicity regarding the terms of this Contract or Purchaser's acquisition of the Property shall be authorized by either party without the other party's prior written consent, provided that the foregoing shall not prohibit (a) Purchaser from disclosing  the  terms  hereof  to  any  potential  investor;  (b)  Seller  from
disclosing  the  terms  hereof  to  its  shareholders,   creditors,   regulatory
authorities or rating agencies or any purchasers of the Note; or (c) any disclosures required in connection with any proposed financing of the Purchase Price, or any portion thereof or otherwise required by applicable law or court order. The terms of this Section 12.01 shall survive any termination of this Contract.

     Section 12.02. No Rule of Construction. This Contract has been drafted by both Seller and Purchaser and no rule of construction shall be invoked against either party with respect to the authorship hereof or of any of the documents to be delivered by the respective parties at the Closing.

     Section 12.03. Multiple Counterpart; Governing Law. This Contract may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS CONTRACT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AND THE STATE OR FEDERAL DISTRICT COURTS LOCATED IN DALLAS OR COLLIN COUNTY, TEXAS SHALL HAVE JURISDICTION OVER ALL LEGAL ACTION CONCERNING OR RELATING TO THIS CONTRACT.

     Section 12.04. Attorneys' Fees. In the event of any litigation or other proceeding brought by either party hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs of suit.

     Section 12.05. Assignment. Except as hereinafter provided, this Contract may not be assigned by Purchaser. This Contract may be assigned by Purchaser without the prior written consent of Seller to any affiliate or entity related, directly or indirectly, to Purchaser, provided Purchaser gives Seller at least five (5) days prior to Closing (i) written notice of such assignment, (ii) a copy of the instrument assigning Purchaser's rights and obligations under this Contract and (iii) corporate and authority documents for the assignee evidencing the assignee's existence and good standing and authority to assume the obligations of Purchaser under this Contract. Any such assignment shall not relieve Purchaser of its duties and obligations hereunder; provided, further, in the event of an assignment of this Contract, PepsiCo, Inc. shall execute and deliver the Guaranty to Seller at the Closing. The Earnest Money Deposit will remain on deposit with the Title Company following any such assignment. This Contract and all rights hereunder shall inure to and be binding upon the respective heirs, personal representatives, successors and permitted assigns of Seller and Purchaser.

     Section 12.06. Interpretation. This Contract shall, unless otherwise specified herein, be subject to the following rules of interpretation: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other genders; (c) references to persons or entities include their permitted successors and assigns; (d) words and terms which include a number of constituent parts, things or elements, including the terms Improvements, Permitted Exceptions, Personal Property, Intangible Property and Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (e) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (f) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms; (g) the words "approve" or "consent" or "agree" or derivations of said words or words of similar import mean, unless otherwise expressly provided herein or therein, the prior approval, consent, or agreement in writing of the person holding the right to approve, consent or agree with respect to the matter in question, and the words "require" or "judgment" or "satisfy" or derivations of said words or words of similar import mean the requirement, judgment or satisfaction of the person who may make a requirement or exercise judgment or who must be satisfied, which approval, consent, agreement, requirement, judgment or satisfaction shall, unless otherwise expressly provided herein or therein, be in the sole and absolute discretion of the person holding the right to approve, consent or agree or who may make a requirement or judgment or who must be satisfied; (h) the words "include" or "including" or words of similar import shall be deemed to be followed by the words "without limitation"; (i) the words "hereto" or "hereby" or "herein" or "hereof" or "hereunder," or words of similar import, refer to this Contract in its entirety; (j) references to sections, articles, paragraphs or clauses are to the sections, articles, paragraphs or clauses of this Contract; and (k) numberings and headings of sections, articles, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the construction of this Contract.

     Section 12.07. Exhibits. The exhibits attached hereto shall be deemed to be an integral part of this Contract.

     Section 12.08. Modifications. This Contract cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought. Any such modification need not be joined in by Broker or the Title Company.

     Section 12.09. Reporting Person. Purchaser and Seller hereby designate the Title Company as the "reporting person" pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986, as amended.

     Section 12.10. Time of Essence. Time is of the essence to both Seller and Purchaser in the performance of this Contract, and they have agreed that strict compliance by both of them is required as to any date and/or time set out herein, including, without limitation, the dates and times set forth in Article IV and Article VI of this Contract. If the final day of any period of time set out in any provision of this Contract falls upon a Saturday, Sunday or a legal holiday under the laws of the State in which the Property is located, then and in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     Section 12.11. Dispute Resolution. If a dispute arises between the parties that is not settled in the ordinary course of business, then at the election of either party and upon due notice to the other, resolution of the dispute will be pursued by negotiation, each party appointing an appropriately authorized point person to negotiate with the point person of the other. If the dispute is not resolved by negotiation within fifteen (15) days after the notice therefor is given, plus such extensions of time as the parties may agree, then at the election of either party and upon due notice to the other, the parties will pursue resolution in good faith through confidential and non-binding mediation or other alternate form of dispute resolution under such rules and procedures as the parties may agree for fifteen (15) days after the notice therefor is given, plus such extensions of time as the parties may agree, before pursuing resolution through all legally available means. Neither party shall be deemed to have waived any rights or remedies at law or in equity, and both parties agree to maintain the business relationship of the parties to the greatest extent reasonably practical during the thirty (30) days, plus such additional time as the parties may agree, provided in this section for negotiation and alternate dispute resolution, but nothing herein shall be construed as preventing either party from pursuing any remedy at law or in equity as may be necessary to protect intellectual property intersets.



                       [SEE FOLLOWING PAGE FOR SIGNATURES]

     IN WITNESS WHEREOF, this Contract has been executed by Purchaser and Seller as of (but not necessarily on) the date and year first above written.

                        PURCHASER:
                        ---------

                        PEPSICO, INC.,
                        a North Carolina corporation

                        By: /s/  Kenneth J. O'Gara
                           ---------------------------------
                        Name:  Kenneth J. O'Gara
                              ------------------------------
                        Title: V.P. Global Real Estate Services
                               --------------------------------

                        SELLER:
                        ------

                        CITIZENS TELECOM SERVICES
                        COMPANY LLC
                        a Delaware limited liability company

                        By: /s/ John H. Casey, III
                           -----------------------------------------
                        Name:  John H. Casey, III
                             ---------------------------------------
                        Title: President and Chief Operating Officer
                              --------------------------------------

                              TITLE COMPANY JOINDER
                              ---------------------


     The Title Company joins herein in order to evidence its agreement to perform the duties and obligations of the Title Company set forth herein and the accompanying escrow instructions and to acknowledge receipt of (a) a fully executed copy of this Contract; and (b) the Purchaser's Deposit, together with Purchaser's investment instructions with respect thereto. The Title Company acknowledges that any demand made by Purchaser for the return of the Earnest Money Deposit received on or before the last day of the Review Period need not be joined in by Seller in order to be effective.

         Date:  February 5, 2003.


                                     REPUBLIC TITLE OF TEXAS, INC.

                                     By: /s/ Paulette Hubbard
                                        -----------------------------
                                     Name:  Paulette Hubbard
                                          ---------------------------
                                     Title: Senior Vice President
                                           --------------------------

                                 BROKER JOINDER
                                 --------------


     Broker joins herein in order to (a) acknowledge receipt of a fully executed copy of this Contract; and (b) evidence Broker's consent to the terms, limitations, restrictions and covenants set forth in Section 7.04 and Section 12.01, but not otherwise.

         Date: January 31, 2003.

                                    CUSHMAN & WAKEFIELD OF TEXAS, INC.


                                    By: /s/ Rick Hughes
                                        ------------------------------
                                    Name:  Rick Hughes
                                        ------------------------------
                                    Title: Senior Director
                                          ----------------------------

                                 BROKER JOINDER
                                 --------------


     Broker joins herein in order to (a) acknowledge receipt of a fully executed copy of this Contract; and (b) evidence Broker's consent to the terms, limitations, restrictions and covenants set forth in Section 7.04 and Section 12.01, but not otherwise.

         Date: January 31, 2003.

                                      THE STAUBACH COMPANY


                                      By:  /s/ Larry M. Toon
                                         ---------------------------
                                      Name:  Larry M. Toon
                                           -------------------------
                                      Title:  Senior Vice President
                                            ------------------------